SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

August 24, 2007

Date of Report (date of earliest event reported)

U.S. WIRELESS DATA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-22848	84-1178691
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2728 Orchard Parkway San Jose, California 95134-2012
(Address of principal executive offices)

(408) 625-2700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.42

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Executive Officer

On August 20, 2007, the company appointed John Reiland as its Chief Financial Officer.

Prior to joining the company, since June 2006, Mr. Reiland, age 57, was a director on the board of directors of Ronco Corporation, a company engaged in the sale of consumer products.  In March 2007, Mr. Reiland was appointed Chief Restructuring Officer of Ronco Corporation. On May 21, 2007, Mr. Reiland became the Chief Executive Officer of Ronco Corporation. From March 2006 to May 21, 2007, Mr. Reiland was a Senior Financial Analyst for Sanders Morris Harris, the largest investment banking firm headquartered in Texas.  From March 2003 until March 2006, he served as the Chief Financial Officer of US Dataworks, a developer of payment processing software focused on the financial services market, federal, state and local governments, billers and retailers. From March 2002 until December 2002, Mr. Reiland was the interim Chief Executive Officer of New England Pantry, a privately held New England-based convenience store chain. From November 2000 to February 2002, he was Chief Executive Officer of ServiceIQ, a privately held developmental stage company developing wireless communications devices for the field service industry.  Mr. Reiland is a certified public accountant and began his career at Price Waterhouse & Co. from 1973 to 1978. He received his B.B.A. from the University of Houston in 1973.

As an executive officer of the company, Mr. Reiland will receive an initial annual base salary of $250,000 and a bonus under the company’s executive annual bonus program in an amount to be agreed. Upon the closing of the next equity or convertible debt financing, it will be recommended to the Company’s Board of Directors that the Company issue Mr. Reiland (i) in the case of an equity financing, a warrant to purchase up to 2% of the aggregate amount of the securities sold in  such financing, or (ii) in the case of a convertible debt financing, a warrant to purchase up to 2% of the aggregate amount the securities issuable upon conversion of such convertible debt issued in such financing.  The exercise price per share for such warrant shall be the same as the purchase price of the securities sold in an such equity financing, or the conversion price set forth in the convertible debt instrument issued in such convertible debt financing.  The warrant will be fully vested and have a term of 5 years.  Mr. Reiland will also be entitled to receive the same healthcare benefits as other similarly situated employees of the company.

There are no relationships or related transactions between Mr. Reiland and the company that would be required to be reported under Item 401(d) or 404(a) of Regulation S-K.

Departure of Executive Officer

On August 22, 2007, Douglas Zorn resigned as the President and Chairman of the Board and resigned as a director on the Board of Directors.

The company does not presently have any plan to fill the positions vacated as a result of Mr. Zorn’s resignation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2007

U.S. WIRELESS DATA, INC.

By:	/s/ Thomas Rowley
Thomas Rowley, Chief Executive Officer